CITIZENS FINANCIAL CORP.
AND SUBSIDIARY

Exhibit 99

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 15, 2009

TO THE STOCKHOLDERS OF CITIZENS FINANCIAL CORP.:

Notice is hereby given that the Annual Meeting of Stockholders of Citizens Financial Corp. will be held in the Board Room of the Citizens National Bank of Elkins, 211-213 Third Street, Elkins, West Virginia, on Wednesday, April 15, 2009, at 3:00 P.M., for the purpose of voting on the following matters:

1.	To fix the maximum number of Directors at nine (9).

2.	To elect three (3) Directors to serve a full three-year term expiring in 2012. The nominees are: Robert N. Alday; Cyrus K. Kump; and John A. Yeager.

In addition to the foregoing nominees, the following six (6) persons presently are serving as members of the Board of Directors, for terms to expire in the year indicated for each member:  Max L. Armentrout (2011); William J. Brown (2010); Edward L. Campbell (2010); William T. Johnson, Jr. (2011); Robert J. Schoonover (2010); and L. T. Williams (2011).

3.	To conduct such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 2, 2009 are entitled to notice and to vote at the meeting.  A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum at the meeting.  Each of the matters to be voted on shall be decided by a majority of the votes cast.

I urge you to sign and date the enclosed proxy and return it at once in the enclosed envelope.  Proxies may be revoked at any time before the shares subject to it are voted by:

1.	Providing written notice to Leesa M. Harris, Secretary, Citizens Financial Corp., PO Box 1519, Elkins, WV 26241 or

2.	Executing a proxy bearing a later date or

3.	Voting in person at the annual meeting the shares represented by the proxy (your attendance at the annual meeting will not by itself revoke your proxy; you must vote in person at the annual meeting).

By Order of the Board of Directors.

Sincerely,

Leesa M. Harris
Secretary

March 9, 2009

CITIZENS FINANCIAL CORP.
AND SUBSIDIARY

PROXY

CITIZENS FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS-WEDNESDAY, APRIL 15, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CITIZENS FINANCIAL CORP.

Edward L. Campbell, Carl Antolini, Jr., and Ann W. Knotts Harris, or any of them, each with all the powers and discretion the undersigned would have if personally present, are hereby appointed to represent the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Citizens Financial Corp. to be held on April 15, 2009 (including any adjournments or postponements thereof), and to vote all shares of stock of Citizens Financial Corp. which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated in the boxes below.

This Proxy shall be voted as follows (MANAGEMENT RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING):

1.	FIX THE MAXIMUM NUMBER OF DIRECTORS AT NINE (9).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF THREE (3) CLASS 3 DIRECTORS (To serve three-year terms until the Annual Meeting of Stockholders to be held in April, 2012).

☐ FOR ALL NOMINEES LISTED BELOW ☐ AGAINST ALL NOMINEES LISTED BELOW

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee’s name in the list below)

Robert N. Alday
Cyrus K. Kump
John A. Yeager

3.	In the discretion of the Proxy representatives, to vote with respect to other matters that may come before the meeting or any adjournment thereof.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED.  IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE REPRESENTATIVES WILL VOTE “FOR” THE ABOVE LISTED PROPOSALS.

DATED this ____ day of ___________________, 2009 (Please date this Proxy).

Signature of Registered Owner

Signature of Registered Owner

Number of Shares Held:

When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.